KINERJAPAY TRANSITIONS TO TOKEN PAYMENT PLATFORM WITH GUIDANCE FROM BLOCKCHAIN INDUSTRIES

Shareholders of Both Companies to Benefit from Ownership of the First Southeast Asian Coin Exchange

Jakarta, Indonesia. JAN 16, 2018 - KinerjaPay Corp. (OTCQB: KPAY), a secure digital payment and ecommerce platform in Indonesia, announced Monday details of its token sale plan. Blockchain Industries, Inc. (OTCBB: OMGT) will be guiding KinerjaPay in their transition from an email payment platform to a token payment platform and joining with them to launch the first Southeast Asian coin exchange.

Operating in Southeast Asia’s largest economy, KinerjaPay is planning to raise up to US $7 million from its impending ICO (initial coin offerings). The ICO, sometimes referred to as initial token offerings, will be offered to institutional or private investors in the form of KCOIN, KinerjaPay’s own proprietary virtual currency.

KCOIN (ticker symbol: KCOIN) is currently being traded among users on KinerjaPay’s platform for activities related to gamification, coin trading, online shopping, and multilevel marketing activities. With the ICO, KCOIN will be used as KinerjaPay’s cryptocurrency on one of the largest cryptocurrency exchanges in Asia.

“We believe this will be a game-changing move as we progress toward a much more advanced digital front,” said Edwin Witarsa Ng, CEO of KinerjaPay Corp. “The introduction of KCOIN allows us to expand our international reach in an efficient and effective manner while promoting our goal of a cashless society worldwide.”

To facilitate the transaction volume of KCOIN with other cryptocurrencies, KinerjaPay plans to launch KryptoPay, its own international trading platform. Blockchain Industries, in partnership with Global Fintech Consultants, has entered into an agreement with KinerjaPay to develop and launch the coin exchange in Southeast Asia. Blockchain Industries will receive 1 million shares of KinerjaPay for their role in developing and operating the exchange.

“KinerjaPay is a leader in the ecommerce and digital payment worlds, and we’re excited to join with them to launch the first Southeast Asian coin exchange servicing Indonesia and its neighboring countries,” said Patrick Moynihan, CEO of Blockchain Industries. “Owning such exchanges presents an extraordinary revenue opportunity for our companies, and we believe we are the first publicly traded companies to benefit from this action.”

KCOIN proceeds and the use of additional KCOINS owned by the companies will dramatically accelerate KinerjaPay’s already rapid sales growth. “The completion of the ICO will create nearly $20 million in cash and coin assets for our company,” said Ng. “Patrick and I believe shareholders from both KinerjaPay and Blockchain Industries will be substantially rewarded from our joint ownership of this international exchange.”

KinerjaPay will further extend its reach into ecommerce in the international market with the addition of multiple supplementary platforms, such as KryptoMall and KryptoGames, to its collection of crypto-based platforms.

About KinerjaPay

KinerjaPay is a secure digital payment and ecommerce platform. With convenient payment options through their secure web portal and mobile applications, KinerjaPay enables consumers to easily “Pay, Play and Buy” while shopping at their marketplace. Users can perform various payments quickly and safely, ranging from credit card payments to health insurance bills, and even direct fund transfers to individuals. KinerjaPay is planning to launch into other ecommerce verticals, such as delivery services, online gaming, and travel.

For more information on KinerjaPay, visit https://www.kinerjapay.co

About Blockchain Industries, Inc.

Blockchain Industries is a diversified fintech holding company with a portfolio across multiple classes and verticals. The company invests in a broad range of alternative markets and cryptocurrency assets, with crypto banking, eco-mining, venture investing, and coin offerings and crypto trading as their four primary pillars of business. The company is headquartered in Puerto Rico, with corporate offices in Santa Monica and New York, and a satellite office in Tokyo.

For more information on Blockchain Industries, visit http://www.blockchainind.com.

Notice Regarding Forward-Looking Statements

This press release may contain forward-looking statements, about KPAY’s expectations, beliefs or intentions regarding, among other things, its product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, KPAY or its representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by KPAY with the U.S. Securities and Exchange Commission, press releases or oral statements made by or with the approval of one of KPAY’s authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause KPAY’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause KPAY ‘s actual activities or results to differ materially from the activities and results anticipated in such forward-looking statements, including, but not limited to, the factors summarized in KPAY ‘s filings with the SEC. In addition, KPAY operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. KPAY does not undertake any obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise. Please see the risk factors associated with an investment in our securities which are included in our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 11, 2016.